As filed with the Securities and Exchange
                         Commission on December 15, 1998
                                                    Registration No. 33-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


           Delaware                                    11-2139466
  (State or other jurisdiction of             (I.R.S. Employer Identification
   incorporation or organization)                        Number)

                                 105 Baylis Road
                            Melville, New York, 11747
               (Address of principal executive offices) (Zip code)

                        COMTECH TELECOMMUNICATIONS CORP.
                  1993 INCENTIVE STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                Mr. Fred Kornberg
                        Comtech Telecommunications Corp.
                                 105 Baylis Road
                            Melville, New York, 11747
              ----------------------------------------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                           Edward W. Scheuermann, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                  212-969-3000

















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                                        1


                                                      CALCULATION OF REGISTRATION FEE

Title of securities to be     Amount to be        Proposed maximum    Proposed maximum        Amount of
registered                    registered(1)        offering price     aggregate offering      Registration
                                                     per share(2)           price(2)               Fee

Common Stock,                 450,000 shares           $9.3125           $4,190,625           $  1,236.23
par value $.10 per
share

=========================== ================== ===================== ====================  ==================


         (1) Represents the aggregate number of additional shares of the common stock, par value $.10 of Comtech Telecommunications Corp. issuable pursuant to the awards which may be granted under the 1997 amendment to the Comtech Telecommunications Corp. 1993 Incentive Stock Option Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also registers such additional shares of common stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) calculated on the basis of the high and low sale prices of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on December 11, 1998.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The Section 10(a) prospectus for the Comtech Telecommunications Corp. 1993 Incentive Stock Option Plan, as Amended, is not being filed with the Securities and Exchange Commission as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by Comtech Telecommunications Corp., a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference:

                  (1) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended July 31, 1998.

                  (2) The description of the Corporation's common stock, $.10 par value (the "Common Stock") contained in the Corporation's Registration Statement on Form 8-A dated November 22, 1974.

                  (3) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

              Any statement in a document incorporated or deemed to
               be incorporated by reference herein shall be deemed
              to be modified or superseded for the purposes of this
              Registration Statement to the extent that a statement
                           contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by the law firm of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036. Richard L. Goldberg, a member of the Registrant's Board of Directors, is a partner in said firm.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to specific authority granted by Section 102 of the Delaware General Corporation Law ("DGCL) of the State of Delaware, Article VII of the Registrant's Restated Certificate of Incorporation, as amended, contains the following provisions regarding indemnification of directors and officers:

                  Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 3. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 4. Any indemnification under Sections 1 and 2 of this
                  Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  Section 5. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.

                  Section 6. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise, now or hereafter in effect, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or of the DGCL.

                  Section 8. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; and a person who acting in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
                  Article VII.

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         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

         ITEM 8.  EXHIBITS.

         4.1 Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1987.)

         4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1991.)

         4.3 Certificate of Amendment to the Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994.)

         4.4 Certificate of Amendment to the Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.)

         4.5 By-Laws of the Registrant. (Incorporated by reference to Exhibit 3(c) of the Registrant's Annual Report on Form 10-K for the year ended July 31, 1998.)

         4.6 The Registrant's Quarterly Report on Form 10Q for the quarter ended October 31, 1998 filed on December 15, 1998.

         5        Opinion of Proskauer Rose LLP

         24.1 Consent of Proskauer Rose LLP (included in their opinion filed as Exhibit 5).

         24.2     Consent of KPMG Peat Marwick LLP.

         25 Power of Attorney (included on the Signature Pages to this Registration Statement)


         ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement;
                           (i) to include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;
                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if just the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume or price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement;
                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, County of Suffolk, State of New York, on December 14, 1998.


                          COMTECH TELECOMMUNICATIONS CORP.



                          By  /s/ Fred Kornberg
                              -----------------
                          Fred Kornberg
                          Chairman of the Board
                          and Chief Executive Officer

SIGNATURES                   CAPACITY                                  DATE

/s/ GEORGE BUGLIARELLO    Director                            December 14, 1998
-----------------------
George Bugliarello

/s/ RICHARD L. GOLDBERG  Director                             December 14, 1998
-----------------------
Richard L. Goldberg

/s/ FRED KORNBERG        Chairman of the Board, Chief         December 14, 1998
-----------------------  Executive Officer and Director
Fred Kornberg            (Principal Executive Officer)

/s/  GERARD R. NOCITA    Director                             December 14, 1998
----------------------
Gerard R. Nocita

/s/ JOHN B. Payne        Director                             December 14, 1998
---------------------
John B. Payne III

/s/ SOL S. WEINER        Director                             December 14, 1998
---------------------
Sol S. Weiner

/s/ GAIL SEGUI           Secretary and Treasurer              December 14, 1998
---------------------
Gail Segui

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